PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Agreement”) is made as of July 17, 2013 (the “Effective Date”), by Healthcare Corporation of America, a New Jersey corporation with its principal place of business at 66 Ford Road, Suite 230, Denville, NJ 07834 (“Debtor”) and each Subsidiary (as defined below), in favor of Partners for Growth III, L.P., a Delaware limited partnership (“PFG”).

RECITALS

PFG proposes to make certain loans to Borrower (as defined below) pursuant to that certain Loan and Security Agreement of even date herewith (the “Loan Agreement”) for the direct benefit of Debtor and the direct and indirect benefit of each of Debtor’s subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”). To secure the Obligations, as defined in the Loan Agreement, Debtor has agreed to pledge to PFG the shares of capital stock, limited liability company equity interests (whether expressed as units, percentage interests or otherwise), partnership interests (however expressed or denominated) or other equity interests of each Subsidiary which Debtor now beneficially owns, directly or indirectly, as specified in Exhibit A, or hereafter acquires an interest (the “Ownership Interests”). Any capitalized terms used without definition herein shall have the meanings assigned to them in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and intending to be legally bound thereby, Debtor hereby agrees as follows:

1.                  Pledge of Collateral. Debtor hereby transfers, assigns and pledges to PFG and grants PFG a security interest in and to (a) 100% of its Ownership Interests in all domestic Subsidiaries and 66% of its Ownership interests in all Foreign Subsidiaries (the “Pledged Interests”), (b) all cash, property, stock dividends, stock splits, securities, proceeds, and other property paid or distributed with respect to or received on account of the Pledged Interests, and (c) except as otherwise provided in this Agreement, all rights and privileges of Debtor with respect to each of the foregoing (collectively, the “Pledged Collateral”) to secure the prompt performance of all of the Obligations, as defined in the Loan Agreement, and Debtor’s obligations hereunder.

2.                  Delivery of the Pledged Interests. Subject to the exercise of the rights of the Senior Lender, upon demand by PFG, Debtor shall deliver to PFG (i) stock certificates, certified ownership registers or such other legal evidence of ownership as is customary and legally sufficient in the jurisdiction of each Subsidiary representing the Pledged Interests, together with (ii) an Irrevocable Stock Power, instrument of transfer, registration of transfer or other legally sufficient evidence of the transfer of the Pledged Interests to PFG as security hereunder, to be held by PFG subject to the terms and conditions of this Agreement. Notwithstanding any registration of the Pledged Interests in the name of PFG, PFG holds the Pledged Interests only as security for the Obligations as described herein unless PFG acquires the Pledged Interests pursuant to Section 12 of this Agreement. Debtor shall, and Debtor shall procure that each of its Subsidiaries, duly records the pledge of the Pledged Interests to PFG in its books and records.

3.                  Warrants, Rights and Stock Adjustments.

(a)                In the event that, during the term of this pledge, subscription warrants or other rights or options shall be issued in connection with the Pledged Interests, such rights, warrants and options shall be the property of the Debtor and part of the Pledged Collateral and, if exercised by Debtor, all new stock or other securities so acquired by Debtor as they relate to the Pledged Interests then held by the Debtor shall, subject to the rights of the Senior Lender, be promptly delivered to PFG and shall be deemed to be included within the definition of “Pledged Interests,” to be held under the terms of this Agreement in the same manner as the Pledged Interests.

(b)               In the event that, during the term of this pledge, any stock dividend, reclassification, readjustment or other changes are declared or made in any Subsidiary or additional stock of any Subsidiary is issued to Debtor, all new, substituted and additional shares, other securities or ownership interests issued by reason of any such change shall be delivered to and held by the PFG or recorded under the name of PFG under the terms of this Agreement in the same manner as the Pledged Interests. In the event of substitution of such securities, Debtor and PFG shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Pledged Collateral and, upon such substitution, references to “Pledged Interests” in this Agreement shall be deemed to include the substituted shares of capital stock of each Subsidiary held by Debtor as a result thereof.

(c)                In the in the event of any consolidation or merger involving any Subsidiary and in which such Subsidiary is not the surviving Person, all shares of each class of the Ownership Interests of the successor Person formed by or resulting from such consolidation or merger shall, subject to the rights of the Senior Lender, be promptly delivered to PFG and shall be deemed to be included within the definition of “Pledged Interests,” to be held under the terms of this Agreement in the same manner as the Pledged Interests.

4.                  Limitations on PFG’s Obligations. It is expressly agreed by Debtor that, anything herein to the contrary notwithstanding, PFG shall have no obligation or liability for the performance by Debtor of its rights or obligations as a shareholder of any Subsidiary by reason of or arising out of this Agreement or the granting to PFG of the security interests provided for herein or the receipt by PFG of any payment relating hereto, nor shall PFG be required or obligated in any manner to perform or fulfill any of the rights or obligations of Debtor in its capacity as a shareholder of any Subsidiary or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any other party of any obligation owed to any Subsidiary, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. PFG’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession shall be to deal with it in the same manner as PFG deals with similar securities and property for its own account. Neither PFG nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of Debtor or otherwise, provided that PFG shall be liable for the gross negligence and willful misconduct of its directors, officers, employees and agents.

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5.                  Representations, Warranties and Covenants. Debtor represents, warrants to and covenants with PFG that on the Effective Date and at all times any Obligations are outstanding: (a) Debtor has full power and authority to enter into this Agreement; (b) any consent or approval which is required as a condition to the validity of this Agreement has or will been obtained; (c) this Agreement constitutes the valid and legally binding agreement of Debtor in accordance with its terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to creditors’ rights generally) and does not constitute a prohibited transfer under any law, statute, regulation or ordinance, including the Securities Act of 1933, as amended; (d) there is no provision of any existing material mortgage, indenture, contract, subscription agreement or other agreement binding on Debtor or affecting its property which would materially conflict with or in any way prevent the execution, delivery or carrying-out of the terms of this Agreement, except for any such provision which has been expressly waived or with respect to which consent has been given and except in respect of the Senior Lender (as defined in the Loan Agreement); (e) Debtor has good title to the Pledged Collateral and the Pledged Collateral is owned free and clear of liens and encumbrances, other than the lien(s) of the Senior Lender (as defined in the Loan Agreement), the lien created in favor of PFG under the Loan and Security Agreement by and between Debtor and PFG of even date herewith and other Permitted Liens; (f) there are no proceedings pending or, to Debtor’s knowledge, threatened before any court or administrative agency which, in the reasonable opinion of Debtor, will materially adversely affect the financial condition or operation of Debtor, or the authority of Debtor to enter into, or the validity or enforceability of, this Agreement; and (g) Debtor will not create, incur, assume or suffer to exist any material mortgage, pledge, lien or other encumbrance of any kind, or any security interest in any of the Pledged Collateral now owned or hereafter acquired, other than the lien of PFG, the lien of the Senior Lender (as defined in the Loan Agreement) and other Permitted Liens (as defined in the Loan Agreement), without the prior written consent of PFG.

6.                  Other Documents. Debtor will execute and deliver to PFG and, where required in order to effect PFG’s rights under this Agreement, will cause each Subsidiary to execute, deliver to and procure for PFG, all assignments, endorsements, powers, hypothecations, approvals, governmental registrations, consents and other documents reasonably required at any time and from time to time by PFG to perfect and maintain its perfected security interest in the Pledged Collateral. Debtor shall (and shall cause each Subsidiary), at its expense, do, make, procure and execute and deliver all acts, things, writings and assurances as PFG may at any time reasonably request to protect, assure or enforce its rights, interests and remedies created by, provided in or emanating from this Agreement. Debtor authorizes PFG to file financing statements covering the Pledged Collateral and containing such legends as PFG shall deem reasonably necessary or desirable to protect PFG’s security interest in the Pledged Collateral. Debtor agrees to pay all taxes, fees and costs (including reasonable attorneys’ fees) paid or incurred by PFG in connection with the preparation, filing or recordation thereof. Debtor shall not file any amendments, correction statements or termination statements concerning the Pledged Collateral without the prior written consent of PFG.

7.                  Continued Possession of Collateral. To the extent that PFG has possession of the Pledged Interests, PFG shall hold possession of the Pledged Interests so long as any of the Obligations (other than inchoate indemnity obligations) are outstanding. Upon the satisfaction in full of all of the Obligations, PFG shall release any remaining Pledged Interests to Debtor. Promptly after satisfaction in full of the Obligations (other than inchoate indemnity obligations), PFG shall, at Debtor’s expense, terminate or send Debtor appropriate documentation to terminate any financing statements filed by PFG or other governmental registrations with respect to the Pledged Collateral.

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8.                  Covenants of Debtor. Debtor agrees that, so long as this Agreement is in effect, Debtor will not, without PFG’s prior written consent, withdraw, sell, assign, transfer, pledge or otherwise encumber the Pledged Collateral or any part thereof (except in favor of the Senior Lender and except for Permitted Liens, each as defined in the Loan Agreement). If Debtor at any time becomes entitled to receive any stock or other property (other than cash) as additions to, in substitution of or in exchange for any of the Pledged Collateral, Debtor shall accept the same as PFG’s agent, shall promptly notify PFG and upon request of PFG, subject to the exercise of the rights of the Senior Lender, deliver the same to PFG in the exact form received, with all necessary transfer instruments or stock powers, to be held as further security for the Obligations; provided that so long as no Event of Default has occurred and is continuing, Debtor shall be entitled to receive and retain any and all cash distributions and dividends and other cash otherwise received with respect to, or otherwise in connection with, the Pledged Collateral.

9.                  Care of Collateral. Debtor shall have all risk of loss of the Pledged Collateral. PFG shall have no liability or duty, absent gross negligence or intentional misconduct, either before or after the occurrence of an Event of Default, on account of loss of or damage to, or to collect or enforce any of its rights against, the Pledged Collateral, to collect any income accruing on the Pledged Collateral, or to preserve rights against other parties. If PFG actually receives any notices requiring action with respect to Pledged Collateral in PFG’s possession, PFG shall take reasonable steps to forward such notices to Debtor. Debtor is responsible for responding to notices concerning the Pledged Collateral, voting the Pledged Collateral, and exercising rights and options, calls and conversions of the Pledged Collateral. PFG’s sole responsibility is to take such action as is reasonably requested by Debtor in writing, however, PFG is not responsible to take any action that, in PFG’s reasonable judgment, would adversely affect (other than de minimis) the value of the Pledged Collateral as security for the Obligations. While PFG is not required to take certain actions, if action is needed, in PFG’s reasonable discretion, to preserve and maintain the Pledged Collateral, Debtor authorizes PFG to take such actions, but PFG is not obligated to do so.

10.              Assignment of Collateral. In addition to all other rights available to it under applicable laws or otherwise, should PFG assign or transfer the loan extended to Debtor under the Loan Agreement, PFG shall have the right to assign therewith PFG’s rights in any of the Pledged Collateral, and, subject to applicable law, any assignee or transferee shall have the rights of PFG hereunder with respect to the Pledged Collateral so assigned or transferred, and PFG shall be thereafter relieved from all duties with respect to any such Pledged Collateral to the extent of such assignment or transfer.

11.              Event of Default. The occurrence of any one or more of the following events shall constitute an event of default (an “Event of Default”) under this Agreement: (a) an Event of Default under and as defined in the Loan Agreement shall have occurred; (b) any amendment to or termination of a financing statement naming Debtor as debtor and PFG as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by Debtor without the prior consent of PFG, if such amendment or termination or correction statement would have an adverse effect on PFG as a secured party with respect to the Collateral secured thereby, (c) any registration or other recording of PFG’s security interest, lien or transfer or assignment for security is amended or terminated without PFG’s prior written consent, if such amendment or termination would have an adverse effect on PFG as a secured party with respect to the Collateral secured thereby; or (d) the breach of any material provision of this Agreement by Debtor or the failure by Debtor to observe or perform (or the failure of Debtor to procure the performance by any Subsidiary) of any of the material provisions of this Agreement, following written notice thereof (to the extent that PFG would have knowledge of such breach) and the greater of ten (10) calendar days or the applicable cure period specified in the Loan Agreement in which to cure such breach or failure.

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12.              Remedies.

(a)                Upon the occurrence and during the continuance of an Event of Default hereunder, PFG may, at its option, proceed to enforce this Agreement and in connection therewith may (i) declare all or any part of the unpaid Loan, together with all accrued and unpaid interest thereon, to be immediately due and payable, (ii) retain or sell all or any portion of the Pledged Collateral and apply such Pledged Collateral or the proceeds thereof against the Loan up to the limits expressly provided herein, (iii) exercise any remedies available to it under the Loan Documents and (iv) otherwise exercise all of the rights and remedies of a secured party under the California Commercial Code and under other applicable laws. Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, subject to the rights of the Senior Lender, PFG shall have the right (i) to transfer the whole or any part of the Pledged Collateral into the name of PFG or its nominee, (ii) to notify any person obligated on any of the Pledged Collateral to make payment directly to PFG or its nominee of any amounts due or to become due thereon and (iii) to vote the Pledged Collateral.

(b)               Any written notice of the sale, disposition or other intended action by PFG with respect to the Pledged Collateral which is sent by certified mail, return receipt requested or by overnight courier to Debtor at Debtor’s address specified in the introductory paragraph hereof, or such other address of Debtor as Debtor may from time to time provide in writing to PFG, at least ten (10) days prior to such sale, disposition or action, shall constitute reasonable notice to Debtor, unless applicable law requires a longer period. However, this provision shall not be construed to impose any obligation on PFG to notify Debtor of PFG’s intent to sell, dispose of or take other action with respect to the Pledged Collateral, except to the extent applicable law requires such notice or notice is otherwise expressly required herein.

(c)                Debtor recognizes that PFG may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire all or a part of the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Debtor acknowledges and agrees that any private sale so made may be at prices and on other terms less favorable to the seller than if such Pledged Collateral were sold at public sale, and that PFG has no obligation to delay the sale of such Pledged Collateral for the period of time necessary to permit registration of such Pledged Collateral for public sale under any securities laws. Debtor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. If any consent, approval or authorization of any federal, state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Collateral, or any partial sale or other disposition of the Pledged Collateral, Debtor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same.

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(d)               All costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by or on behalf of PFG in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting or otherwise disposing of the Pledged Collateral, and when overdue, together with interest thereon at a per annum rate of interest which is equal to the then highest rate of interest charged on the Obligations during an Event of Default under the Loan Agreement (the “Liquidation Costs”), shall be paid by Debtor to PFG on demand and shall constitute and become a part of the Obligations secured hereby. Any retained Pledged Collateral and any proceeds of sale or other disposition of the Pledged Collateral (up to the limits expressly set forth above) will be applied by PFG to the payment of the Liquidation Costs, and the balance of such proceeds (if any) will be applied by PFG toward the payment of the Obligations (whether then due or not) in such order and manner of application as PFG may from time to time in its sole discretion determine. Except as may be otherwise specifically provided in this Agreement, all Pledged Collateral and proceeds of Pledged Collateral coming into PFG’s possession may be applied by PFG to any of the Obligations, whether matured or unmatured, as PFG shall determine in its sole discretion. PFG may defer the application of non-cash proceeds of Pledged Collateral to the Obligations until cash proceeds are actually received by PFG.

(e)                Each right, power and remedy of PFG as provided for in this Agreement, now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by PFG of any one or more such rights, powers or remedies shall not preclude the simultaneous or later exercise by PFG of any or all such other rights, powers or remedies.

(f)                No failure or delay by PFG to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute or be deemed to constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude PFG from exercising any such right, power or remedy at any later time or times.

13.              Voting Rights. Unless an Event of Default shall have occurred and be continuing, Debtor shall be permitted to exercise all voting and shareholder rights with respect to the Pledged Interests; provided, however, that no vote shall be cast or shareholder right exercised or other action taken which, in PFG’s reasonable judgment, would be reasonably likely to impair the Pledged Collateral or which would be inconsistent with or result in any violation of any provision of the documents entered into in connection with the Loan Agreement, including, without limitation, dissolution. PFG shall reasonably cooperate with Debtor in helping Debtor exercise its voting and shareholder rights with respect to the Pledged Interests consistent with this Section 13; provided, however, that such cooperation by PFG (or any lack thereof) shall have no impact on the limitations on PFG’s obligations established by Section 4 above. In support of the conditionally-exercisable voting rights granted to PFG hereunder, Debtor hereby shall execute and deliver the Proxy appended hereto as Exhibit C.

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14.              Debtor Waivers. To the extent not prohibited by applicable law, Debtor waives any right to require PFG to (a) proceed against any Subsidiary, any guarantor or any other person; (b) proceed against or exhaust any security held from any Subsidiary; (c) marshal any assets of any Subsidiary; or (d) pursue any other remedy in PFG’s power whatsoever. Following the occurrence and during the continuance of an Event of Default, PFG may, at its election, exercise, decline or fail to exercise any right or remedy it may have against any Subsidiary or any security held by PFG, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Debtor hereunder. To the extent not prohibited by applicable law, Debtor waives (i) any defense arising by reason of any disability or other defense of Subsidiary or by reason of the cessation from any cause whatsoever of the liability of Subsidiary, (ii) any setoff, defense or counterclaim that Subsidiary may have against PFG, (iii) until payment in full of the Obligations, Debtor waives any right of subrogation or reimbursement, contribution or other rights against Subsidiary, and Debtor waives any right to enforce any remedy that PFG now has or may hereafter have against Subsidiary, (iv) Debtor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Subsidiary, (v) all presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, notice of acceptance of this Agreement, notice of any default, notice of payment and nonpayment whenever occurring, notice of release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by PFG on which Debtor may in any way be liable, and notice of the existence, creation, or incurring of new or additional indebtedness.

15.              Power of Attorney. Subject to the rights of the Senior Lender, Debtor hereby grants PFG an irrevocable power of attorney, coupled with an interest, with full power and authority to (i) prepare, execute and deliver on behalf of Debtor any and all such instruments, assignments, stock or bond powers, financing statements, certificates and other documents as PFG deems reasonably necessary in order to perfect and protect its interests in the Pledged Collateral, (ii) endorse Debtor’s name on requests to other secured parties of Debtor for accountings, confirmations of collateral and confirmations of statements of account, and (iii) upon the occurrence and during the continuance of an Event of Default, without any advance notice (except as required by applicable law even if waived), but with prompt advice to Debtor, (A) to liquidate any Pledged Collateral and apply the proceeds thereof directly to the Obligations, (B) to transfer ownership of any Pledged Collateral to an account designated by PFG and (C) to take such other actions with respect to the Pledged Collateral as PFG, in its sole discretion, shall deem necessary or appropriate in order to protect its interest in the Pledged Collateral. This power of attorney is made pursuant to this Agreement, is coupled with an interest and may not be revoked or cancelled before all of the Obligations (other than inchoate indemnity obligations) have been paid or otherwise satisfied.

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16.              Insolvency of Debtor. If Debtor becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code or equivalent legislation in any other jurisdiction, or if such a petition is filed involuntarily against Debtor (or any other obligor under the Loan Agreement), and in any such proceeding part or all of any indebtedness or obligations under the Loan Agreement are terminated or rejected or any obligation of Debtor (or any other obligor under the Loan Agreement) is modified or abrogated, or if any Debtor’s (or any other obligor’s under the Loan Agreement) obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Debtor irrevocably agrees that its liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment on the Obligations is required to be returned by PFG upon the insolvency, bankruptcy or reorganization of Debtor (or any other obligor under the Loan Agreement), or otherwise, as though such payment had not been made.

17.              Governing Law; Venue; Service. This Agreement and all acts and transactions hereunder and all rights and obligations of PFG and Debtor shall be governed by the laws of the State of California. As a material part of the consideration to PFG to enter into this Agreement, Debtor (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at PFG’s option, be litigated in courts located within California, and that the exclusive venue therefor shall be San Francisco County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; (iii) irrevocably agrees that service upon it at its principal business address as specified in the Loan Agreement shall constitute valid and effective service upon Debtor and each Subsidiary for all matters arising out of this Agreement; and (iv) waives any and all rights Debtor may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

18.              Subsidiary Further Assurances. Each Subsidiary acknowledges the pledge of its shares contemplated in this Agreement and shall promptly execute and cause to be delivered to PFG such instruments and other documents, and shall take such other lawful actions, as PFG may reasonably request for the purpose of ensuring that the pledges of Subsidiary shares set forth herein are compliant with the laws of the jurisdictions applicable to each such Subsidiary.

19.              Miscellaneous. Neither this Agreement nor any term, condition, covenant, or agreement herein may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Debtor and shall inure to the benefit of the successors and assigns of PFG. As used herein the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders as the context may require, and the term “person” shall include an individual, a corporation, an association, a partnership, a trust, a limited liability company, an organization, a government or political subdivision thereof and a governmental agency. Unless varied by this Agreement, all terms used herein which are defined by the California Commercial Code shall have the same meanings hereunder as assigned to them by the California Commercial Code, as in effect on the Effective Date. The Loan is not a “consumer transaction” as defined in the Uniform Commercial Code and none of the Collateral was or will be purchased primarily for personal, family or household purposes.

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20.              MUTUAL JURY TRIAL WAIVER. DEBTOR AND PFG EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN PFG AND DEBTOR, OR ANY CONDUCT, ACTS OR OMISSIONS OF PFG OR DEBTOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH PFG OR DEBTOR, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the San Francisco County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Francisco County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the San Francisco County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered under seal by their authorized representative(s) as of the date first above written.

DEBTOR: HEALTHCARE CORPORATION OF AMERICA By: /s/ Mark Carlesimo Name: Mark Carlesimo Title: Secretary	PFG: PARTNERS FOR GROWTH III, L.P. By: /s/ Jason Georgatos Name: Jason Georgatos Title: Manager, Partners for Growth III, LLC Its General Partner
PRESCRIPTION CORPORATION OF AMERICA By: /s/ Mark Carlesimo Name: Mark Carlesimo Title: Secretary	PCA BENEFITS, INC. By: /s/ Mark Carlesimo Name: Mark Carlesimo Title: Secretary

Signature Page – HCA Pledge Agreement

Exhibit A

Pledged Interests

The Pledged Interests consist of all of Pledgor’s right, title and interest in and to the following whether owned now or hereafter arising and whether the Pledgor has rights now or hereafter has rights therein and wherever located:

All Ownership Interests, including those identified as: (1) 1,000shares of the common stock of Prescription Corporation of America, a New Jersey corporation, uncertificated; and (2) 1,000 shares of the common stock of PCA Benefits, Inc., a New Jersey corporation, uncertificated.___

all Pledgor’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

As used herein:

“Ownership Interest” means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, equity security or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto.

“Subsidiary” (as of the Effective Date) shall mean and include Prescription Corporation of America, a New Jersey corporation; and (2) PCA Benefits, Inc., a New Jersey corporation.

A-1

Exhibit B

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned (“Pledgor”) does hereby sell, assign and transfer to _____________________________________________ all of its Ownership Interests (as hereinafter defined), uncertificated as of the date hereof, in Prescription Corporation of America, a New Jersey corporation, standing in the name of Pledgor on the books of said Person. The undersigned does hereby irrevocably constitute and appoint __________________, attorney, to transfer said Ownership Interests in such Person on the books of said Person, with full power of substitution of the premises. The term “Ownership Interests” means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, “equity security” (as such term is defined in Rule 3(a)11-1 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, promulgated by the Securities and Exchange Commission and any successor thereto) or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, limited liability partnership, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto.

Date: July 17, 2013

Pledgor: Healthcare Corporation of America By: Name: Title:

B-1

Exhibit B

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned (“Pledgor”) does hereby sell, assign and transfer to _____________________________________________________ all of its Ownership Interests (as hereinafter defined) , uncertificated as of the date hereof, in PCA Benefits, Inc., a New Jersey corporation, standing in the name of Pledgor on the books of said Person. The undersigned does hereby irrevocably constitute and appoint ____________________, attorney, to transfer said Ownership Interests in such Person on the books of said Person, with full power of substitution of the premises. The term “Ownership Interests” means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, “equity security” (as such term is defined in Rule 3(a)11-1 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, promulgated by the Securities and Exchange Commission and any successor thereto) or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, limited liability partnership, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto.

Date: July 17, 2013

Pledgor: Healthcare Corporation of America By: Name: Title:

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Exhibit C

IRREVOCABLE PROXY

The undersigned (“Grantor”), the holder of Ownership Interests (as hereinafter defined) in its Subsidiaries specified below (each, a “Person”), hereby irrevocably appoints Partners for Growth III, L.P., a Delaware limited partnership (“PFG”), as its agent, to vote all Ownership Interests on the books of each Person as of the Effective Date (and as of any future date if additional Ownership Interests are held by Grantor), at all meetings of equity holders and adjournments thereof, and in all written consents of equity holders, with respect to all matters that are or are required to be submitted to equity holders for approval. The foregoing appointment of PFG as its agent shall continue from the date of this Proxy until such time as all Obligations (other than inchoate indemnity obligations) under that certain Loan and Security Agreement between the undersigned and PFG (the “LSA”) have been indefeasibly paid and performed. PFG shall have all the power the undersigned possesses as an equity holder in each Person. The undersigned hereby ratifies and confirms all acts PFG may do or cause to be done by virtue of this Proxy. The rights granted under this Irrevocably Proxy shall be exercised by PFG only upon the occurrence of an Event of Default under the LSA that is continuing and shall be subject to the rights of the Senior Lender, as defined therein, so long as there is a Senior Lender.

The undersigned hereby revokes all previous proxies given by the undersigned with respect to Ownership Interests in each Person, except to the extent provided to the Senior Lender. The undersigned hereby waives all right to cancel this Proxy at any time during the period set forth above. This Proxy is coupled with an interest.

“Ownership Interests” means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, “equity security” (as such term is defined in Rule 3(a)11-1 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, promulgated by the Securities and Exchange Commission and any successor thereto) or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, limited liability partnership, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto.

Specified Subsidiaries: (1) Prescription Corporation of America, a New Jersey corporation; (2) PCA Benefits, Inc., a New Jersey corporation

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In witness whereof, the undersigned has executed this Proxy as of the this 17th day of July, 2013.

Pledgor: Healthcare Corporation of America By: Name: Title:

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